EXHIBIT 21.1
Subsidiaries of bioscrip, Inc.

Applied Health Care, LLC (DE)
BioScrip Infusion Management, LLC (DE)
BioScrip Infusion Services, Inc. (CA)
BioScrip Infusion Services, LLC (DE)
BioScrip Nursing Services, LLC (NY)
BioScrip PBM Services, LLC (DE)
BioScrip Pharmacy (NY), Inc. (NY)
BioScrip Pharmacy (Puerto Rico), Inc. (PR)
BioScrip Pharmacy Services, Inc. (OH)
BioScrip Pharmacy, Inc. (MN)
Bradhurst Specialty Pharmacy, Inc. (NY)
Cedar Creek Home Health Care Agency, Inc. (TN)
Chronimed LLC (MN)
CHS Holdings, Inc. (DE)
Critical Homecare Solutions, Inc. (DE)
Deaconess Enterprises, LLC (OH)
Deaconess HomeCare, LLC (DE)
East Goshen Pharmacy, Inc. (PA)
Elk Valley Health Services, Inc. (TN)
Elk Valley Home Health Care Agency, Inc. (TN)
Elk Valley Professional Affiliates, Inc. (TN)
Gericare, Inc. (TN)
Infusion Partners of Brunswick, LLC (GA)
Infusion Partners of Melbourne, LLC (GA)
Infusion Partners, LLC (OH)
Infusion Solutions, Inc. (NH)
Knoxville Home Therapies, LLC (TN)
National Health Infusion, Inc. (FL)
Natural Living, Inc. (NY)
New England Home Therapies, Inc. (MA)
Option Health, Ltd. (IL)
Professional Home Care Services, Inc. (DE)
Regional Ambulatory Diagnostics, Inc. (OH)
Scott-Wilson, Inc. (KY)
South Mississippi Home Health, Inc. (MS)
South Mississippi Home Health, Inc. – Region I (MS)
South Mississippi Home Health, Inc. – Region II (MS)
South Mississippi Home Health, Inc. – Region III (MS)
Specialty Pharma, Inc. (DE)
Wilcox Medical, Inc. (VT)